UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2022

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203 Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2022 (the “Effective Date”), Super League Gaming, Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with accredited investors with respect to the sale of an aggregate of 1,934 shares of newly designated Series A-4 Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of approximately $1,934,000 (the “Offering”).

In connection with the Offering, on the Effective Date the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-4 Preferred Stock (the “Series A Certificate of Designation”) with the State of Delaware, respectively.

Each share of Series A Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in each Series A Certificate of Designation, into such number of shares of the Company’s common stock, par value $0.001 (the “Common Stock”), equal to the number of Series A Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price will be $0.3801, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the Effective Date or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A Preferred; and (2) on the one year anniversary of the Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A Preferred shall vote together with the common stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred, (b) increasing the number of authorized shares of Series A Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A Preferred into an amount in excess of the primary market limitations. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Holders of the Series A Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A Preferred then held by such holder on the 12 and 24 month anniversaries of the respective filing date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the common stock when, as, and if such dividends are paid on shares of the common stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of common stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

The Company and the investors in the Offering also executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred within sixty days following the final closing of the Offering and to use its best efforts to cause such registration statement to become effective within 90 days of the filing date.

The Company sold the shares of Series A Preferred pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”) with a registered broker dealer, which acted as the Company’s exclusive placement agent (the “Placement Agent”) for the Offering. Pursuant to the terms of the Placement Agency Agreement, in connection with the fourth closing of the Offering, the Company paid the Placement Agent an aggregate cash fee of $193,400, non-accountable expense allowance of $58,020, and will issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase 737,779 shares of Common Stock at an exercise price of $0.3801 per share. The Placement Agent Warrants provide for a cashless exercise feature and are exercisable for a period of five years from the Effective Date. In the event the Company receives at least $25 million from the Offering, the Company also granted the Placement Agent the right of first refusal, for a twelve (12) month period after the final closing of the Offering, to serve as the Company’s lead or co-placement agent for any private placement of the Company’s securities (equity or debt) that is proposed to be consummated with the assistance of a registered broker dealer. In addition, the Company agreed to grant the Placement Agent the right to appoint, subject to the Company’s approval, one representative to serve as a member of the Company’s Board of Directors upon the closing of at least $10 million in the Offering.

The securities to be issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are purchasing the securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Subscription Agreements contains representations and warranties that the parties made to, and solely for the benefit of, the other signatories to the Subscription Agreements in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties to the Subscription Agreements. The provisions of such Subscription Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the party signatories thereto and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties to such Subscription Agreements. Rather, investors and the public refer to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The forgoing description of the Series A Certificate of Designation is qualified in its entirety by reference to the full text of such documents, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K. The forgoing descriptions of the Placement Agency Agreement, the Placement Agent Warrants and the Subscription Agreement are qualified by reference to the full text of these documents, copies of each of which will be filed in the Company’s next periodic report due to be filed under the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On December 22, 2022, the Company filed the Series A Certificate of Designation, designating 1,934 shares of Series A Preferred in connection with the Offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A-4 Preferred Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: December 23, 2022	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer